FIRST AMENDMENT

      THIS FIRST AMENDMENT to the Credit Agreement referred to below (this "First Amendment"), is made and entered into as of this 26th day of August, 1998 by and among KINDER MORGAN, INC., a corporation organized under the laws of Delaware (the "Borrower"), the Lenders party to the Credit Agreement (as defined below) and identified on the signature pages hereto, and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders.


                              Statement of Purpose

      The Lenders have extended certain credit facilities to the Borrower pursuant to the Amended and Restated Credit Agreement dated as of June 18, 1998 (as further amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Lenders and the Administrative Agent.

      The Borrower has requested that the Lenders amend the Credit Agreement to, among other things, revise certain provisions of the Credit Agreement, and the Lenders have agreed to do so, but only on the terms and conditions set forth below in this First Amendment.

      NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. All capitalized undefined terms used in this First Amendment shall have the meanings assigned thereto in the Credit Agreement.

      2.   Amendments.

      (a) Section 1.1 is hereby modified to add in appropriate alphabetical order the following defined term:

           ""Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (f) any other Person that has been approved in writing as an Eligible Assignee by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower."


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      (b) Section 1.1 of the Credit  Agreement  shall be amended by deleting the definition of "KMI Cash Flow" and inserting the following new definition in lieu thereof:

           ""KMI Cash Flow" means (without duplication), with respect to the Borrower and its Consolidated Subsidiaries for any period, cash distributions received during such period by Kinder Morgan G.P. from Kinder Morgan Energy and the KMEP Operating Subsidiaries less all expenses of the Borrower and its Consolidated Subsidiaries for such period (excluding Interest Expense, income taxes, depreciation, amortization and expenses of Kinder Morgan G.P. which are customarily reimbursed by Kinder Morgan Energy and the KMEP Operating Subsidiaries in accordance with the terms of the Second Amendment to Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P. dated as of February 14, 1997)."

      (c) Section 2.7 of the Credit Agreement shall be amended in its entirety by inserting the following Section 2.7 in lieu thereof:

           "SECTION 2.7. Use of Proceeds. The Borrower shall use the proceeds of the Revolving Credit Loans solely (a) prior to August 19, 1998, for future general corporate purposes in an amount not greater than $5,600,000, (b) prior to December 31, 1998, to finance investments permitted by Section 11.3(d), make dividends and distributions permitted by Section 11.6(e) and pay income taxes and Interest Expense and (c) on or after December 31, 1998, to finance investments permitted by Section 11.3(d)."

      (d) Section 2.3(b) of the Credit Agreement shall be amended in its entirety by inserting the following in lieu thereof:


                "(b) Mandatory Repayments.

                     (i) If at any time the outstanding principal amount of all Revolving Credit Loans exceeds the Revolving Credit Commitment of all the Lenders less the L/C Obligations, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, the Revolving Credit Loans in an amount equal to such excess. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.10 hereof.

                     (ii) If on January 10, 1999, the outstanding principal amount of all Revolving Credit Loans exceeds $10,000,000, the Borrower shall immediately repay such outstanding Revolving Credit Loans in an amount equal to such excess over $10,000,000; provided, that such repayment shall not result in a corresponding reduction to the Aggregate Commitment. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.10 hereof."

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      (e) Section 4.2(c) of the Credit  Agreement shall be amended by adding the following sentence to the end of such Section:

                "Any amount borrowed under this Section 4.2 and subsequently repaid or prepaid may not be reborrowed."

      (f) Section 5.12(e) of the Credit Agreement shall be amended in its entirety by inserting the following in lieu thereof:

           "(e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender gives prompt and timely written notification to the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

           Notwithstanding anything in this Section 5.12(e) to the contrary, a Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall not be required to deliver Forms 4224 or Forms 1001 as otherwise required by this Section 5.12(e) if such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes by application of the "portfolio interest" exception to the payment of such taxes under Section 871(h) or 881(c) of the Code (the "Portfolio Interest Exception") and such Lender delivers to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, two United States Internal Revenue Service Forms W-8 (or successor forms) properly completed and, by the delivery thereof in lieu of Forms 4224 or Forms 1001, such Lender hereby certifies that such Lender is eligible for, and is otherwise entitled to a complete exemption from

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      withholding  or deduction for or on account of any United  States  federal income taxes by application of, the Portfolio Interest Exception; and such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form W-8 (or successor form or manner of certification of Lender's continued eligibility of the Portfolio Interest Exception) on or before the date that such form expires or becomes obsolete or the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower (and by the delivery of such replacement form such Lender hereby certifies that such Lender remains eligible for the Portfolio Interest Exception), unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such form inapplicable or the Portfolio Interest Exception unavailable, in which event the Lender hereby agrees to, and shall otherwise be required to, give prompt and timely written notification to the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes."

      (g) Section 7.1(b) of the Credit Agreement shall be amended by deleting the first sentence thereof and by inserting the following in lieu thereof:

           "Each Subsidiary of the Borrower as of the Closing Date is listed on Schedule 7.1(b)."

      (h) Section 7.1(m) of the Credit Agreement shall be amended by deleting the first sentence thereof and by inserting the following in lieu thereof:

           "As of the Closing Date, each of the Borrower and its Subsidiaries has a stable work force in place and is not, as of the Closing Date and except as set forth on Schedule 7.1(m), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees."

      (i) Section 11.6 of the Credit Agreement shall be amended by deleting the word "and" at the end of paragraph (c) thereof and by deleting the period "."at the end of paragraph (d) thereof and inserting "; and" at the end of paragraph
(d) thereof and by inserting the following new paragraph (e) immediately following paragraph (d) as follows:

           "(e) prior to December 31, 1998, the Borrower may from time to time pay cash dividends to its shareholders with the proceeds of the Revolving Credit Loans so long as an amount equal to the outstanding principal amount of Revolving Credit Loans in excess of $10,000,000 is deposited in an investment account with the Administrative Agent."

      (j) Section 14.10(b)(i) of the Credit Agreement shall be amended in its entirety by inserting the following in lieu thereof:

                "(i) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than (A) $10,000,000 if such assignment is made by First Union in connection with the initial syndication of the

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


      Commitments, except as otherwise agreed to by First Union and the Borrower and (B) $5,000,000 in connection with any assignment by a Lender thereafter;"

      (k) Section 14.10(d) of the Credit Agreement shall be amended by adding the following sentence to the end of such Section:

           "No assignment pursuant to this Section 14.10 shall be effective unless and until it has been recorded in the Register as provided in this
Section 14.10."

      (l) Exhibit F to the Credit Agreement is hereby amended in its entirety by inserting Schedule 1 hereto in lieu thereof.

      3. Conditions. The effectiveness of this First Amendment shall be conditioned upon the following:

           (a) Execution. Receipt by the Administrative Agent of this First Amendment duly executed by the Borrower, Administrative Agent and the Lenders.

           (b) Additional Items. Receipt by the Administrative Agent of any other document or instrument reasonably requested by it in connection with the execution of this First Amendment.

      4. Limited Amendment. Except as expressly amended herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This First Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Documents or (b) to prejudice any other right or rights which the Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time.

      5. Representations and Warranties. By its execution hereof, the Borrower hereby certifies on behalf of itself and its Subsidiaries that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein (except for any such representations and warranties made as of a specific date which shall be true and correct as of such date) and that as of the date hereof no Default or Event of Default has occurred and is continuing.

      6. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

      7. Counterparts. This First Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

                            [Signature Pages Follow]

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


     IN WITNESS HEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date and year first above written.


                               KINDER MORGAN, INC.
                               as Borrower


                               By: /s/William V. Morgan
                                   ----------------------------------
                                   Name:  William V. Morgan
                                   Title: President



                               FIRST UNION NATIONAL BANK,
                               as Administrative Agent and Lender

                               By: /s/Ted A. Gardner
                                   ----------------------------------
                                   Name:  Ted A. Gardner
                                   Title: Senior Vice President